Exhibit 99.1

TriNet Announces Third Quarter 2020 Results

1% Growth in GAAP Total Revenues and 2% Decline in Net Service Revenues for the Third Quarter 2020
38% Decline in GAAP EPS and 31% Decline in Adjusted EPS for the Third Quarter 2020
58% Growth in GAAP EPS and 60% Growth in Adjusted EPS Year to Date 2020

DUBLIN, Calif. — October 26, 2020 — TriNet Group, Inc. (NYSE: TNET), a leading provider of comprehensive human resources solutions for small to midsize businesses, today announced financial results for the third quarter ended September 30, 2020. The third quarter highlights below include non-GAAP financial measures which are reconciled later in this release.
Third quarter highlights include:
•Total revenues increased 1% to $975 million and Net Service Revenues decreased (2)% to $216 million, as compared to the same period last year.
•Net income was $33 million, or $0.48 per diluted share, compared to net income of $55 million, or $0.78 per diluted share, in the same period last year.
•Adjusted Net Income was $39 million, or $0.56 per diluted share, compared to Adjusted Net Income of $58 million, or $0.81 per diluted share, in the same period last year.
•Adjusted EBITDA was $69 million, representing an Adjusted EBITDA Margin of 32%.
•Average Worksite Employees (WSEs) decreased 4% as compared to the same period last year, to approximately 318,000.
•Total WSEs decreased 3% compared to the same period last year, to approximately 321,000.

“We are pleased with our third quarter financial performance as it reflects both our resilient customer base and our commitment to putting our customers at the center of everything we do,” said Burton M. Goldfield, TriNet's President and CEO. “Our third quarter results exceeded our forecast, reflecting the benefit of our scale, in terms of our financial strength, service model, and technology platform all used in support of our customers’ success during these challenging times."

Mr. Goldfield continued, "Last week in a public display of our commitment to our customers, we hosted our first annual TriNet PeopleForce conference. This conference is our forum to provide SMBs with real insights and recommendations for the challenges they face. We look forward to building on the success of this conference, leveraging our thought leadership, and positioning our organization for a return to growth as the economy recovers.”

TriNet’s total revenues for the third quarter of 2020 increased 1% from the third quarter of 2019 to $975 million, while Net Service Revenues (Total revenues less insurance costs) for the third quarter of 2020 decreased 2% from the third quarter 2019, to $216 million. Net Insurance Service Revenues consisted of insurance service revenues of $849 million, less insurance costs of $759 million. Professional service revenues for the third quarter of 2020 decreased 3%, and Net Insurance Service Revenues for the third quarter of 2020 decreased 1%, each as compared to the third quarter of 2019.
At September 30, 2020, TriNet had cash and cash equivalents of $563 million and total debt of $609 million.

Quarterly Report on Form 10-Q
We anticipate filing our Quarterly Report on Form 10-Q (“Form 10-Q”) for the nine months ended September 30, 2020 with the SEC and making it available at http://www.trinet.com today, October 26, 2020. This press release should be read in conjunction with the Form 10-Q and the related Notes to Consolidated Financial Statements and Management's Discussion and Analysis of Financial Condition and Results of Operations contained in the Form 10-Q.
Earnings Conference Call and Audio Webcast
TriNet will host a conference call at 2:00 p.m. PT (5:00 p.m. ET) today to discuss its quarterly and annual results for 2020 and provide quarterly and annual financial guidance for 2020. TriNet encourages participants to pre-register for the conference call. Callers who pre-register will be given a unique PIN to gain immediate access to the call and bypass the live operator. To pre-register, go to: http://dpregister.com/10147910. For those who would like to join the call but have not pre-registered, they can do so by dialing +1 (412) 317-5426 and requesting the “TriNet Conference Call.” The live webcast of the conference call can be accessed on the Investor Relations section of TriNet’s website at http://investor.trinet.com. A replay of the webcast will be available on this site for approximately one year. A telephonic replay will be available for one week following the conference call at +1 (412) 317-0088 conference ID: 10147910.
About TriNet
TriNet (NYSE: TNET) provides small and medium-size businesses (SMBs) with full-service HR solutions tailored by industry. To free SMBs from HR complexities, TriNet offers access to human capital expertise, benefits, risk mitigation and compliance, payroll and real-time technology. From Main Street to Wall Street, TriNet empowers SMBs to focus on what matters most-growing their business. TriNet, incredible starts here. For more information, visit TriNet.com or follow us on Twitter.
Use of Non-GAAP Financial Measures
Reconciliations of non-GAAP financial measures to TriNet’s financial results as determined in accordance with GAAP are included at the end of this press release following the accompanying financial data. For a description of these non-GAAP financial measures, including the reasons management uses each measure, please see the section of the tables listed "Non-GAAP Financial Measures."

Forward-Looking Statements
This press release contains, and statements made during the above referenced conference call will contain, statements that are not historical in nature, are predictive in nature, or that depend upon or refer to future events or conditions or otherwise contain forward-looking statements within the meaning of Section 21 of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, including, among other things, TriNet’s expectations and assumptions regarding: its ability to execute its strategic operational plan, including its vertical strategy and process and common platform improvement initiative, its ability to successfully leverage its scale, and its ability to deliver profitable growth. Forward-looking statements are often identified by the use of words such as, but not limited to, “ability,” “anticipate,” “believe,” “can,” “continue,” “could,” “estimate,” “expect,” “impact,” “intend,” “may,” “plan,” “project,” “seek,” “should,” “strategy,” “target,” “value,” “will,” “would” and similar expressions or variations. These statements are not guarantees of future performance, but are based on management’s expectations as of the date hereof and assumptions that are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from our current expectations and any past or future results, performance or achievements. Investors are cautioned not to place undue reliance upon any forward-looking statements.
Important factors that could cause actual results to differ materially from those expressed or implied by these forward-looking statements include: the impact of the COVID-19 pandemic on our business and financial performance, and on the business and financial performance of our clients and customers; the impact of our acquisition activities and our ability to successfully integrate any acquisition into our operations; our ability to mitigate the business risks we face as a co-employer; our ability to manage unexpected changes in workers’ compensation and health insurance claims and costs by worksite employees; the effects of volatility in the financial and economic environment on the businesses that make up our client base; the impact of the concentration of our clients in certain geographies and industries; the impact of failures or limitations in the business systems we rely upon; adverse changes in our insurance coverage or our relationships with key insurance carriers; our ability to manage our client attrition; our ability to improve our technology to satisfy regulatory requirements and meet the expectations of our clients; our ability to effectively integrate businesses we have acquired or may acquire in the future; our ability to effectively manage and improve our operational processes; our ability to attract and retain qualified personnel; the effects of increased competition and our ability to compete effectively; the impact on our business of cyber-attacks and security breaches; our ability to secure our information technology infrastructure and our confidential, sensitive and personal information from cyber-attacks and security breaches; our ability to comply with constantly evolving data privacy and security laws; our ability to manage changes in, uncertainty regarding, or adverse application of the complex laws and regulations that govern our business; changing laws and regulations governing health insurance and employee benefits; our ability to be recognized as an employer of worksite employees under federal and state regulations; changes in the laws and regulations that govern what it means to be an employer, employee or independent contractor; our ability to comply with the laws and regulations that govern PEOs and other similar industries; the outcome of existing and future legal and tax proceedings; fluctuation in our results of operation and stock price due to factors outside of our control, such as the volume and severity of our workers’ compensation and health insurance claims and the amount and timing of our insurance costs, operating expenses and capital expenditure requirements; our ability to comply with the restrictions of our credit facility and meet our debt obligations; and the impact of concentrated ownership in our stock. Any of these factors could cause our actual results to differ materially from our anticipated results.

Further information on risks that could affect TriNet’s results is included in our filings with the U.S. Securities and Exchange Commission (SEC), including under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and elsewhere in our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, which are available on our investor relations website at http://investor.trinet.com and on the SEC website at www.sec.gov. Copies of these filings are also available by contacting TriNet Corporation's Investor Relations Department at (510) 875-7201. Except as required by law, neither we nor any other person assumes responsibility for the accuracy and completeness of the forward-looking statements in this press release, and any forward-looking statements in this press release speak only as of the date of this press release. In addition, we do not assume any obligation, and do not intend, to update any of our forward-looking statements, except as required by law.

Contacts:
Investors:	Media:
Alex Bauer	Renee Brotherton
TriNet	TriNet
Investorrelations@TriNet.com	Renee.Brotherton@TriNet.com
(510) 875-7201	(408) 646-5103

FINANCIAL HIGHLIGHTS
Key Financial and Operating Metrics
We regularly review certain key financial and operating metrics to evaluate growth trends, measure our performance and make strategic decisions. These key financial and operating metrics may change over time. Our key financial and operating metrics for the periods presented were as follows:

	Three Months Ended September 30,			Nine Months Ended September 30,
(in millions, except per share and WSE data)	2020	2019	% Change	2020	2019	% Change
Income Statement Data:
Total revenues	$975	$969	1%	$2,971	$2,838	5%
Operating income	45	68	(34)	338	205	65
Net income	33	55	(40)	250	164	52
Diluted net income per share of common stock	0.48	0.78	(38)	3.66	2.31	58
Non-GAAP measures (1):
Net Service Revenues	216	221	(2)	834	703	19
Net Insurance Service Revenues	90	91	(1)	431	310	39
Adjusted EBITDA	69	93	(26)	413	286	44
Adjusted Net income	39	58	(33)	274	177	55
Operating Metrics:
Average WSEs	317,737	330,970	(4)%	322,595	320,868	1%
Total WSEs at period end	320,604	331,584	(3)	320,604	331,584	(3)
(1)    Refer to Non-GAAP Financial Measures section below for definitions and reconciliations from GAAP measures.

(in millions)	September 30, 2020	December 31, 2019	% Change
Balance Sheet Data:
Working capital	342	228	50%
Total assets	2,867	2,748	4
Debt	609	391	56
Total stockholders’ equity	620	475	31

	Nine Months Ended September 30,
(in millions)	2020	2019	% Change
Cash Flow Data:
Net cash used in operating activities	$(40)	$(211)	(81)%
Net cash used in investing activities	(151)	(30)	403
Net cash provided by (used in) financing activities	77	(109)	(171)
Non-GAAP measure(1):
Corporate operating cash flows	308	146	111
(1)    Refer to Non-GAAP Financial Measures section in the following pages for definitions and reconciliations from GAAP measures.

FINANCIAL STATEMENTS
TRINET GROUP, INC.
CONSOLIDATED STATEMENTS OF INCOME (Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(in millions except per share data)	2020	2019	2020	2019
Professional service revenues	$126	$130	$403	$393
Insurance service revenues	849	839	2,568	2,445
Total revenues	975	969	2,971	2,838
Insurance costs	759	748	2,137	2,135
Cost of providing services	68	59	192	186
Sales and marketing	45	47	136	145
General and administrative	38	27	106	99
Systems development and programming	9	9	27	34
Depreciation and amortization of intangible assets	11	11	35	34
Total costs and operating expenses	930	901	2,633	2,633
Operating income	45	68	338	205
Other income (expense):
Interest expense, bank fees and other	(8)	(6)	(16)	(17)
Interest income	2	5	9	18
Income before provision for income taxes	39	67	331	206
Income taxes	6	12	81	42
Net income	$33	$55	$250	$164
Other comprehensive income, net of income taxes	—	—	4	1
Comprehensive income	$33	$55	$254	$165
Net income per share:
Basic	$0.49	$0.80	$3.69	$2.35
Diluted	$0.48	$0.78	$3.66	$2.31
Weighted average shares:
Basic	67	70	68	70
Diluted	68	71	69	71

FINANCIAL STATEMENTS
TRINET GROUP, INC.
CONSOLIDATED BALANCE SHEETS (Unaudited)

(In millions)	September 30, 2020	December 31, 2019
Assets
Current assets:
Cash and cash equivalents	$563	$213
Investments	61	68
Restricted cash, cash equivalents and investments	832	1,180
Accounts receivable, net	6	9
Unbilled revenue, net	375	285
Prepaid expenses, net	53	52
Other current assets	89	64
Total current assets	1,979	1,871
Restricted cash, cash equivalents and investments, noncurrent	205	212
Investments, noncurrent	141	125
Property, equipment and software, net	80	85
Operating lease right-of-use asset	42	55
Goodwill	294	289
Other intangible assets, net	19	15
Other assets	107	96
Total assets	$2,867	$2,748
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable and other current liabilities	$42	$31
Revolving credit agreement borrowings	234	—
Long-term debt	22	22
Client deposits and other client liabilities	209	44
Accrued wages	455	391
Accrued health insurance costs, net	160	167
Accrued workers' compensation costs, net	60	61
Payroll tax liabilities and other payroll withholdings	434	901
Operating lease liabilities	11	17
Insurance premiums and other payables	10	9
Total current liabilities	1,637	1,643
Long-term debt, noncurrent	353	369
Accrued workers' compensation costs, noncurrent, net	142	144
Deferred taxes	64	61
Operating lease liabilities, noncurrent	41	48
Other non-current liabilities	10	8
Total liabilities	2,247	2,273
Stockholders’ equity:
Preferred stock	—	—
Common stock and additional paid-in capital	730	694
Accumulated deficit	(115)	(219)
Accumulated other comprehensive income	5	—
Total stockholders’ equity	620	475
Total liabilities and stockholders’ equity	$2,867	$2,748

FINANCIAL STATEMENTS
TRINET GROUP, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

	Nine Months Ended September 30,
(in millions)	2020	2019
Operating activities
Net income	$250	$164
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	49	41
Amortization of ROU	12	14
Accretion of discount rate on lease liabilities	2	—
Stock based compensation	31	29
Changes in operating assets and liabilities:
Accounts receivable, net	5	5
Unbilled revenue, net	(90)	(61)
Prepaid expenses, net	(1)	(17)
Accounts payable and other current liabilities	10	(16)
Client deposits and other client liabilities	163	(28)
Accrued wages	63	53
Accrued health insurance costs, net	(7)	21
Accrued workers' compensation costs, net	(2)	(16)
Payroll taxes payable and other payroll withholdings	(467)	(340)
Operating lease liabilities	(15)	(13)
Other assets	(46)	(34)
Other liabilities	3	(13)
Net cash used in operating activities	(40)	(211)
Investing activities
Purchases of marketable securities	(278)	(109)
Proceeds from sales and maturities of marketable securities	166	113
Acquisitions of property and equipment	(27)	(34)
Other	(12)	—
Net cash used in investing activities	(151)	(30)
Financing activities
Repurchase of common stock	(135)	(84)
Proceeds from issuance of common stock	5	6
Awards effectively repurchased for required employee withholding taxes	(11)	(14)
Proceeds from revolving credit agreement borrowings	234	—
Repayment of debt	(16)	(17)
Net cash provided by (used in) financing activities	77	(109)
Net decrease in cash and cash equivalents, unrestricted and restricted	(114)	(350)
Cash and cash equivalents, unrestricted and restricted:
Beginning of period	1,456	1,349
End of period	$1,342	$999

Supplemental disclosures of cash flow information
Interest paid	$11	$15
Income taxes paid, net	83	48
Supplemental schedule of noncash investing and financing activities
Payable for purchase of property and equipment	$1	$4

FINANCIAL STATEMENTS
Non-GAAP Financial Measures
In addition to the selected financial measures presented in accordance with U.S. Generally Accepted Accounting Principles (GAAP), we monitor other non-GAAP financial measures that we use to manage our business, to make planning decisions, to allocate resources and to use as performance measures in our executive compensation plan. These key financial measures provide an additional view of our operational performance over the long term and provide information that we use to maintain and grow our business.
The presentation of these non-GAAP financial measures is used to enhance the understanding of certain aspects of our financial performance. It is not meant to be considered in isolation, superior to, or as a substitute for the directly comparable financial measures prepared in accordance with GAAP.

Non-GAAP Measure	Definition	How We Use The Measure
Net Service Revenues	• Sum of professional service revenues and Net Insurance Service Revenues, or total revenues less insurance costs.
• Provides a comparable basis of revenues on a net basis. Professional service revenues are represented net of client payroll costs whereas insurance service revenues are presented gross of insurance costs for financial reporting purposes.
• Acts as the basis to allocate resources to different functions and evaluates the effectiveness of our business strategies by each business function.
• Provides a measure, among others, used in the determination of incentive compensation for management.

Net Insurance Service Revenues	• Insurance revenues less insurance costs.
• Is a component of Net Service Revenues.
• Provides a comparable basis of revenues on a net basis. Professional service revenues are presented net of client payroll costs whereas insurance service revenues are presented gross of insurance costs for financial reporting purposes. Promotes an understanding of our insurance services business by evaluating insurance service revenues net of our WSE related costs which are substantially pass-through for the benefit of our WSEs. Under GAAP, insurance service revenues and costs are recorded gross as we have latitude in establishing the price, service and supplier specifications.

Net Insurance Margin	• Net Insurance Margin (NIM) is the ratio of Net Insurance Services Revenues to insurance service revenues.	• Provides a comparable basis of Net Insurance Service Revenues relative to insurance service revenues. Promotes an understanding of the margin generated on insurance service revenues.

FINANCIAL STATEMENTS

Adjusted EBITDA	• Net income, excluding the effects of: - income tax provision, - interest expense, - depreciation, - amortization of intangible assets, and - stock-based compensation expense.
• Provides period-to-period comparisons on a consistent basis and an understanding as to how our management evaluates the effectiveness of our business strategies by excluding certain non-cash charges such as depreciation and amortization, and stock-based compensation recognized based on the estimated fair values. We believe these charges are either not directly resulting from our core operations or not indicative of our ongoing operations.
• Enhances comparisons to prior periods and, accordingly, facilitates the development of future projections and earnings growth prospects.
• Provides a measure, among others, used in the determination of incentive compensation for management.
• We also sometimes refer to Adjusted EBITDA margin, which is the ratio of Adjusted EBITDA to Net Service Revenue.

Adjusted Net Income
• Net income, excluding the effects of:
- effective income tax rate(1),
- stock-based compensation,
- amortization of intangible assets,
- non-cash interest expense(2),
- the income tax effect (at our effective tax rate(1)) of these pre-tax adjustments.

• Provides information to our stockholders and board of directors to understand how our management evaluates our business, to monitor and evaluate our operating results, and analyze profitability of our ongoing operations and trends on a consistent basis by excluding certain non-cash charges.

Corporate Operating Cash Flows
• Net cash (used in) provided by operating activities, excluding the effects of:
- Assets associated with WSEs (accounts receivable, unbilled revenue, prepaid expenses and other current assets) and
- Liabilities associated with WSEs (client deposits, accrued wages, payroll tax liabilities and other payroll withholdings, accrued health benefit costs, accrued workers' compensation costs, insurance premiums and other payables, and other current liabilities).

• Provides information that our stockholders and management can use to evaluate our cash flows from operations independent of the current assets and liabilities associated with our WSEs.
• Enhances comparisons to prior periods and, accordingly, used as a liquidity measure to manage liquidity between corporate and WSE related activities, and to help determine and plan our cash flow and capital strategies.

(1)     Non-GAAP effective tax rate is 25.5% and 26% for the third quarter of 2020 and 2019, respectively, which excludes the income tax impact from stock-based compensation, changes in uncertain tax positions, and nonrecurring benefits or expenses from federal legislative changes.
(2)    Non-cash interest expense represents amortization and write-off of our debt issuance costs.

FINANCIAL STATEMENTS
Reconciliation of GAAP to Non-GAAP Measures

The table below presents a reconciliation of total revenues to Net Service Revenues:

	Three Months Ended September 30,		Nine Months Ended September 30,
(in millions)	2020	2019	2020	2019
Total revenues	$975	$969	$2,971	$2,838
Less: Insurance costs	759	748	2,137	2,135
Net Service Revenues	$216	$221	$834	$703
The table below presents a reconciliation of insurance service revenues to Net Insurance Service Revenues:

	Three Months Ended September 30,		Nine Months Ended September 30,
(in millions)	2020	2019	2020	2019
Insurance service revenues	$849	$839	$2,568	$2,445
Less: Insurance costs	759	748	2,137	2,135
Net Insurance Service Revenues	$90	$91	$431	$310
Net Insurance Service Revenue Margin	11%	11%	17%	13%
The table below presents a reconciliation of net income to Adjusted EBITDA:

	Three Months Ended September 30,		Nine Months Ended September 30,
(in millions)	2020	2019	2020	2019
Net income	$33	$55	$250	$164
Provision for income taxes	6	12	81	42
Stock based compensation	11	9	31	29
Interest expense and bank fees	8	6	16	17
Depreciation and amortization of intangible assets	11	11	35	34
Adjusted EBITDA	$69	$93	$413	$286
Adjusted EBITDA Margin	32%	43%	49%	41%
The table below presents a reconciliation of net income to Adjusted Net Income and Adjusted Net Income per share - diluted:

	Three Months Ended September 30,		Nine Months Ended September 30,
(in millions, except per share data)	2020	2019	2020	2019
Net income	$33	$55	$250	$164
Effective income tax rate adjustment	(4)	(5)	(3)	(12)
Stock based compensation	11	9	31	29
Amortization of intangible assets	1	1	4	4
Non-cash interest expense	1	1	1	1
Income tax impact of pre-tax adjustments	(3)	(3)	(9)	(9)
Adjusted Net Income	$39	$58	$274	$177
GAAP weighted average shares of common stock - diluted	68	71	69	71
Adjusted Net Income per share - diluted	$0.56	$0.81	$3.99	$2.49

FINANCIAL STATEMENTS
The table below presents a reconciliation of net cash used in operating activities to Corporate Operating Cash flows:

	Nine Months Ended September 30,
(in millions)	2020	2019
Net cash used in operating activities	$(40)	$(211)
Change in WSE related other current assets	(103)	(65)
Change in WSE related liabilities	(245)	(292)
Net cash used by operating activities - WSE	$(348)	$(357)
Net cash provided by operating activities - Corporate	$308	$146